UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2008

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On February 27, 2008, the President and Chief Executive Officer, H. Thomas Bryant, of Tempur-Pedic International Inc. (the “Company”) announced his plans to retire from the Company effective mid-year 2008.  Mr. Bryant will be working with the Company to ensure an orderly transition to a new Chief Executive Officer prior to his retirement.  The Company anticipates that Mr. Bryant will continue in his role as a director and stand for re-election at the annual meeting of stockholders in May 2008.  Mr. Bryant joined the Company in July 2001, and has served as the Chief Executive Officer and a member of the Board of Directors since April 2006.

    The Board of Directors has formed a committee to lead the search for a new CEO and has retained an executive search firm.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc

Date: February 29, 2008	By:	/s/ Dale E. Williams
Name: Dale E. Williams
Title: Executive Vice President, Chief Financial Officer and Secretary